Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2007 Omnibus Equity Compensation Plan of FlexShopper, Inc. of our report dated March 31, 2015, with respect to the consolidated financial statements of FlexShopper, Inc. as of December 31, 2014, and for the year then ended included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ EisnerAmper, LLP

New York, NY

April 16, 2015